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                                                                    EXHIBIT 10.8

                              CONSULTING AGREEMENT


         This Agreement is entered into as of the 15th day of November, 1996, between AUTOMATIC TIME SYSTEMS CORP., a Michigan corporation (the "Company"), and KIF CAPITAL CORP. (the "Consultant").


         In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

SECTION 1. OPERATION OF AGREEMENT.

         This Agreement shall be effective as of the date first written above. For service as a consultant to the Company, the Consultant shall be entitled to the full protection of the applicable indemnification provisions of the Articles of Incorporation and Bylaws of the Company, as they may be amended from time to time. In addition, the Company will indemnify Consultant and hold it harmless, in advance and on demand, from any and all loss or liabilities it my incur as a result of claims asserted against Consultant in connection with its status as a consultant to the Company or a stockholder of the Company's parent, 1145301 Ontario Ltd. ("Parent"), except for claims resulting from Consultant's willful conduct.

SECTION 2. TERM OF AGREEMENT.

         This Agreement shall terminate upon the first to occur of the following: (a) the Consultant ceasing to own, either directly or beneficially through options, at least 100,000 shares or options of the Common Stock of Parent (as adjusted from time to time to reflect stock splits, stock dividends, and similar recapitalizations or capital account modifications) except in connection with a Change in Control or a change in the control of Parent, or (b) January 1, 1999.

SECTION 3. SERVICES.

         The Consultant shall provide consulting services to the company as per attached Schedule A.

SECTION 4. COMPENSATION AND EXPENSES.

         The Company shall pay Consultant $10,500 monthly and other compensation and recompense as may be deemed appropriate. In addition the company shall reimburse consultant $500.00 of automobile allowance plus all expenses incurred while conducting Company business. Said expenses to be reimbursed semi-monthly or when submitted.










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SECTION 5. TERMINATION OF CONSULTANCY.

         (a) TERMINATION BY THE COMPANY. The Company may terminate this Agreement prior to the termination of this Agreement at any time for any reason; provided, however, the Company shall pay to the Consultant the termination benefits (if any) set forth in Section 6 of this Agreement if such termination is other than for "Cause". For purposes of this Agreement, "Cause" shall mean:
(i) the willful misconduct of Consultant materially injurious to the Company;
(ii) any violation by Consultant of any law, rule or regulation related to the business of the Company that results in a material injury to the Company; or
(iii) the failure by Consultant to follow any written policy adopted by the Company (provided that such policy does not conflict with the provisions of this Agreement), which failure results in a material injury to the Company. No act or failure to act on the Consultant's part shall be considered "willful" unless done, or not done, by the Consultant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company. Notwithstanding the foregoing, the Consultant shall not be deemed to have been terminated for Cause unless the Company shall have delivered to the Consultant a notice of such termination within thirty (30) days after the date that the Company becomes aware of the occurrence of the event giving rise to Cause. The Consultant shall be entitled to invoke the arbitration procedures set forth in this Agreement in the event of a dispute between the Company and the Consultant as to the existence of "Cause".

         (b) VOLUNTARY TERMINATION BY CONSULTANT. The Consultant may also terminate this Agreement at any time voluntarily for any reason, including, but not limited to, for "Good Cause." For purposes of this Agreement, "Good Cause" shall mean any material change in the responsibilities or duties of the Consultant as described in Section 3 hereof except as may be permitted therein, or the Company's breach of any other material term or material condition of this Agreement.

SECTION 6. TERMINATION BENEFITS.

         a) Upon termination of this Agreement by the Company other than for Cause, or upon the voluntary termination for Good Cause by the Consultant of this Agreement on or before January 1, 1999, the Company shall immediately pay to the consultant an amount equal to twelve (12) times the consultants then current compensation and benefits or if higher an amount equal to the consultants highest monthly compensation and benefits. In the event the consultant voluntarily terminates this agreement, other than for good cause, the company shall then pay to the consultant an amount equal to 1/12th times the consultants then current annual compensation and benefits. All amounts payable to the Consultant hereunder which are not paid to the Consultant within thirty
(30) days after the due date therefor shall include interest at the prime rate (as published in the "Money Rates" column of The Wall Street Journal on the date thirty (30) days after such due date) (the "Prime Rate") plus two percent (2%).

  SECTION 11. TAX WITHHOLDING.

         The Company may withhold from any amounts payable under this Agreement, or shall require Consultant to remit to the Company at the time of receipt of payments, all applicable federal, state, local or other withholding taxes.






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SECTION 12. BINDING EFFECT.

         (b) This Agreement shall be binding upon the successors and assigns of the Company. The Company shall take whatever actions are necessary to ensure that any successor to its operations (whether by purchase, merger, consolidation, sale of substantially all assets or otherwise) assumes all of the Company's obligations under this Agreement, and the Company shall obtain from such successor a written agreement satisfactory to the Consultant evidencing the successor's assumption of such obligations.

         (c) This Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by, the Consultant and its successors and assigns. However, the rights of the Consultant under this Agreement shall not be assigned, transferred, pledged, hypothecated or otherwise encumbered without the consent of the Company.

SECTION 13. AMENDMENT OR MODIFICATION OF AGREEMENT.

         This Agreement may not be modified or amended except by instrument in writing signed by the parties hereto.

SECTION 14. VALIDITY.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall continue in full force and effect.

SECTION 15. LIMITATION ON RIGHTS.

         Subject to the terms and conditions set forth herein: (i) this Agreement shall create no right in the Consultant to continue as a consultant to the Company for any specific period of time or create any other rights of the Consultant or obligations on the part of the Company; and (ii) this Agreement shall not restrict the right of the Company to terminate the Consultant or restrict the right of the Consultant to terminate this Agreement.

SECTION 16. ARBITRATION.

         Disputes under this Agreement shall be settled pursuant to binding arbitration before three arbitrators in Oakland County, Michigan, in accordance with the commercial arbitration rules of the American Arbitration Association, as then in effect. For purposes of choosing the arbitrators, the Company shall designate one arbitrator, the Consultant shall choose one arbitrator and the two arbitrators jointly shall designate a third arbitrator, in accordance with the commercial arbitration rules referenced above. The arbitrators' sole authority shall be to interpret and apply the provisions of this Agreement; they shall not change, add to, or subtract from, any of its provisions. The arbitrators shall have the power to compel attendance of witnesses at the hearing. Any court having jurisdiction over this matter may enter a judgment based upon such arbitration. All decisions of the arbitrators shall be final and binding on the claimant and the Company without appeal to any court.

SECTION 17. FEES AND EXPENSES.

         To the extent that the Consultant is successful as the result of any controversy over the interpretation, enforceability or validity of any provision in this Agreement, the





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Company shall reimburse the Consultant for any and all fees and expenses, including, but not limited to, attorneys' fees, incurred by the Consultant in connection with such dispute. The Company shall reimburse the Consultant for such fees and expenses within twenty days following written demand therefor by the Consultant. Payments of fees and expenses made by the Company more than twenty (20) days after written demand therefor (for any reason) shall accrue interest at the Prime Rate (on the twentieth day following the due date thereof) plus two percent (2%), which interest shall begin accruing on the twentieth day following such date.

SECTION 18. MISCELLANEOUS.

         A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

SECTION 19. GOVERNING LAW.

         To the extent not preempted by federal law, this Agreement shall be governed and construed in accordance with the laws of the State of Michigan.

SECTION 20. ENTIRE AGREEMENT.

         This document represents the entire agreement and understanding of the parties with respect to the subject matter of the Agreement and it may not be altered or amended except by an agreement in writing.

SECTION 21. Notice.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally or mailed in the United States by certified or registered mail, postage prepaid, return receipt requested, to the parties at the following addresses or at such other addresses as may be given in writing by one party to the other at least five (5) days prior to the mailing or delivery of such notice:

         Consultant:          KIF CAPITAL CORP.
                              311 Tawny Rd.,
                              Sarnia, Ontario
                              N7S 5K1

         Company:             AUTOMATIC TIME SYSTEMS CORP.
                              15 W. Nine Mile Road
                              Southfield, Michigan 48075
                              Attn: C.E.O.

                              In all events, with a copy to: affe,
                              Raitt, Heuer & Weiss,
                              Professional Corporation
                              One Woodward Avenue, Suite 2400
                              Detroit, Michigan 48226-3422
                              Attn: David D. Warner, Esq.







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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                              AUTOMATIC TIME SYSTEMS CORP.,
                              a Michigan corporation

                                   Gerry Pesut, CEO
                                 -----------------------------
                                   Gerry Pesut, CEO



                              KIF CAPITAL CORP.


                                   Kenneth MacAlpine
                                 -----------------------------
                                   Kenneth MacAlpine President





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                      [Automatic Time Systems Letterhead]
                                  June 12, 1997

Kenneth MacAlpine
KIF Capital Corp.
311 Tawny Rd
Sarnia, ON N7S 5KI

Dear Kenneth:

         We refer to the Consulting Agreement between KIF Capital Corp. and Automatic Time Systems Corp. dated November 15, 1996 (the "Agreement"). All capitalized terms in this letter shall have the meanings assigned in the Agreement. The Company expects to very soon complete a "reverse takeover" with Bennington Corporation. As a result of that transaction, the Company will become a wholly-owned subsidiary of Bennington, with the Company's shareholders holding a controlling interest in Bennington. We hereby agree that, upon completion of that transaction all equity ownership references in the Agreement shall be references to equity in Bennington, (b) a "Change in Control" will not be deemed to have occurred as a result of the transaction, and (c) future Changes in Control will be measured with respect to a change in the ultimate beneficial ownership of the Company (either a change in control of Bennington (according to the definition contained in the Agreement, mutatis mutandi) or a sale by Bennington of the Company). In all other respects, the Consulting Agreement is hereby confirmed.

         Please countersign one copy of this letter to indicate your understanding of, and agreement to, the terms outlined herein.

                                Very truly yours,

                          AUTOMATIC TIME SYSTEMS CORP.

                                James Petrie
                                -----------------------
                                James Petrie, President


Accepted and agreed:

KIF Capital Corp.

By:
   -----------------------------
      Kenneth MacAlpine


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                         [Advanced Systems Letterhead]


                                  July 1, 1998
Kenneth MacAlpine
KIF Capital Corp.
311 Tawny Rd
Sarnia, ON N7S 5KI

Dear Kenneth:

         We refer to the Consulting Agreement between KIF Capital Corp. and Automatic Time Systems Corp. ("ASI") dated November 15, 1996 as amended June 12, 1997 (the "Agreement"). All capitalized terms in this letter shall have the meanings assigned in the Agreement. This confirms our agreement that the rate of compensation under the Agreement will be US$5,500 per month, effective as of July 1, 1998. In consideration of this adjustment, the parent of ASI (Advanced Systems International, Inc.) will grant to you an option to acquire 10,000 shares of its common stock under its 1997 Employee Stock Option Plan at the "Fair Market Value" of the shares as of July 1, 1998, containing the usual terms of options granted under that Plan.

         Please countersign one copy of this letter to indicate your understanding of, and agreement to, the terms outlined herein.

                                Very truly yours,

                          AUTOMATIC TIME SYSTEMS CORP.
                                       And
                       ADVANCED SYSTEMS INTERNATIONAL,INC.


                               Gerald A. Pesut
                               --------------------------
                               Gerald A. Pesut, President

Accepted and agreed:

KIF Capital Corp.

   Kenneth MacAlpine
   -----------------------------
   Kenneth MacAlpine